                       FULFILLMENT AND GUARANTY AGREEMENT


         This Fulfillment and Guaranty Agreement (the "Agreement") dated this 14th day of March, 2000, between HORIZON Pharmacies Inc. ("Horizon") and InformedScripts.com, Inc. ("Informed") shall be to establish a three (3) year program for the fulfillment by Horizon of orders for prescription and OTC drugs, home medical equipment and OTC health and beauty care products received by Informed's Internet pharmacy and any Internet pharmacy operated by any affiliate of Informed (collectively referred to herein as the "Pharmacy"). The parties hereto agree as follows:

1.       MERCHANDISE

         For purposes hereof, "Merchandise" shall comprise all home medical equipment, prescription drugs, OTC drugs and OTC health and beauty care products normally stocked by Horizon's pharmacies.

2.       TERM

         The term of this Agreement shall commence on the date of this Agreement and end on June 30, 2003 (unless terminated earlier pursuant hereto), and during such period Informed agrees to designate Horizon as its fulfillment house for the filling of Merchandise orders and to purchase from Horizon substantially all of the requirements of its Pharmacy for Merchandise covered hereunder. Informed agrees to designate Horizon as its exclusive fulfillment house for the filling of all of its Pharmacy's prescription drug and OTC drug needs.

3.       ORDERING AND DELIVERY

A. Upon receipt of a Merchandise order, Informed shall transmit such order electronically to Horizon at cherr@horizonrx.com. Upon receipt of such electronic order, Horizon shall fill the order and ship it directly to the customer pursuant to the method of delivery designated in such order from its location at 531 W. Main Street, Denison, Texas 75020 (the "Horizon Designated Shipping Center"). Orders received by Horizon by 8:00 p.m. local time will be shipped the next Business Day. For the purposes of this Agreement, a "Business Day" shall mean any day other than a Saturday, a Sunday or a holiday on which national banking associations in the State of Texas are closed.

B. Informed hereby covenants and agrees that it shall require any customer placing an order with Informed to pay, at the time such order is placed, to Informed the price for that order by credit card, or other debit arrangement. Informed shall confirm receipt of payment at the time it transmits such order to Horizon for fulfillment.

C. All costs of shipping to customers of Informed will be charged to Informed's Federal Express account or other billing service number.

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D.       Upon shipping an order, Horizon shall send electronically to Informed a purchase order confirmation with a detailed listing of Merchandise filled.

E. Horizon agrees to maintain a 95% service level to Informed's Pharmacy for Merchandise, tested on a monthly basis. Service level is defined as total lines ordered (partial lines included) less total omit lines (ordered but not filled). Items that manufacturers are unable to supply, manufacturer back-orders, product recalls, same item ordered again within 72 hours, items the manufacturer has discontinued, and new items with no inventory demand shall be excluded from the service level calculation.

4.       PAYMENT TERMS

A. Informed shall pay to Horizon for each order fulfilled by Horizon pursuant to this Agreement an amount equal to the sum of (a) Horizon's actual cost for the Merchandise delivered in fulfillment of the order (the "Cost"), and (b) 60% (hereinafter, the "Margin Percentage") of the excess of the gross proceeds actually received by Informed for the purchase of such order over the Cost; provided, however, that the Margin Percentage owed to Horizon may, for any 12-month period ended March 31st, be adjusted downward (but not upward) on a retroactive basis pursuant to Section 7 below.

B. Payment for Merchandise delivered to Informed's customers by Horizon shall be paid by Informed as follows: Invoices dated from the 1st to the 15th of the month are due and payable on the 15th day of the following month. Invoices dated from the 16th to the end of the month are due and payable on the last day of the following month.

C. Any payments made after the due date indicated herein shall result in a two percent (2%) (or the maximum amount permissible under applicable law, if lower) increase in the purchase price of the Merchandise. A one percent (1%) service charge (or the maximum amount permissible under applicable law, if lower) will be imposed semi-monthly on all balances delinquent more than fifteen (15) days. If payment is due on a date other than a Business Day, the payment due date will be the Business Day immediately following any such date.

D. Informed hereby grants to Horizon a security interest covering the proceeds of all Merchandise sold and shipped to Informed's customers by Horizon to secure repayment of amounts due Horizon under this Agreement. Informed agrees to execute from time to time such financing statements as Horizon may request for the purpose of perfecting Horizon's security interest.

E. This Agreement is conditioned upon Informed not being in default under the terms of its financing agreements throughout the term hereof, and to that end Informed agrees to promptly substantiate in writing, at Horizon's request, the existence of such condition with annual audited and quarterly unaudited financial statement and any other supporting information required by Horizon.

F. Horizon reserves the right, in its sole discretion, to change a payment term or limit total credit, if (i) Horizon reasonably concludes there has been a material adverse change in Informed's financial condition or an unsatisfactory payment performance; or (ii) Informed


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         is in default under the terms of any of its financing agreements.
         Upon the occurrence of any of the events of default specified above in (i) or (ii) of this Section, Horizon shall allow a five (5) day period from receipt of written notice of default to cure the default before changing the payment terms. During that period, Informed must adhere to its normal buying patterns. If the default is not cured after five days, Horizon will change the payment term to limit its risk, but will continue to ship product for thirty (30) days before suspending or discontinuing shipment of any additional orders to Informed customers.

5.       MERCHANDISE AND PRICE UPDATES

         Horizon will provide Informed updates as to its Merchandise offered and cost as soon as practicable after the receipt of notification of any changes thereto, in order that Informed may post changes to its product and price lists.

6.       RETURNED GOODS

         Credits will be issued by Horizon to Informed for any of the following reasons:

                  (1)   Pricing errors, shipping errors and billing errors;
                  (2)   Recalls; and
                  (3)   Customer returns due to concealed damage.

         An invoice number or order number shall be required in each of the above-specified instances, except recalls, for full credit. Such credits shall be issued by Horizon to Informed within a reasonable amount of time after (i) receipt by Horizon of the invoice or order number or (ii) written notification of a recall.

7.       GUARANTY

A. In exchange for its designation as the exclusive fulfillment agent of Informed, Horizon hereby agrees to guaranty the Gross Sales (as defined) and Pretax Profit (as defined below) of Informed as follows:

         (a) For the period ended June 30, 2001, Gross Sales of Informed will be no less than $18,000,000.00 and Pretax Profit of Informed will be no less than $1,250,000.00;

         (b) For the twelve month period beginning July 1, 2001 and ended June 30, 2002, Gross Sales of Informed will be no less than $22,000,000.00 and Pretax Profit of Informed will be no less than $1,750,000.00; and

         (c) For the twelve month period beginning July 1, 2002 and ended June 30, 2003, Gross Sales of Informed will be no less than $30,000,000.00 and Pretax Profit of Informed will be no less than $2,500,000.00.

B. As of the end of each period designated above, if either the Gross Sales or the Pretax Profit for that period is less than the guaranteed amounts, Horizon will take the following actions to remedy such shortfall:


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         (a)      If the Gross Sales amount has been met but there is a
                  shortfall for Pretax Profits for such period, Horizon shall either (i) retroactively reduce the Margin Percentage payable to Horizon hereunder for such period to the minimum extent necessary to (when combined with any additional Pretax Right, generated by the allocation of sales pursuant to clause (ii) hereof) increase the Pretax Profits of Informed for such period to equal the guaranteed amount set forth above, and/or
                  (ii) allocate sales (and the revenues generated therefrom) on its own Internet pharmacy business or, if necessary, its retail pharmacy store business to Informed during the next two calendars months in an amount necessary to (when combined with the effects of any reduction in the margin percentages) reduce such shortfall to zero.

         (b) If the Pretax Profit amount has been met but there is a shortfall for Gross Sales for such period, Horizon shall assign the economic benefit of sales (and the revenues generated therefrom) of its own Internet pharmacy business or, if necessary, its retail pharmacy store business to Informed during the next two calendars months in an amount equal to such shortfall. Any such sales shall be treated for all purposes of this Agreement as sales made to Informed customers pursuant hereto, and Informed shall owe Horizon any amounts due under Section 4 in connection therewith. In paying over any revenue amounts to Informed pursuant to this Section 7, Horizon is hereby expressly authorized to offset against any such gross revenue amounts the amounts due and owing Horizon pursuant to Section 4 in respect of such sales.

         (c) If for any such period there is a shortfall for both the Pretax Profit amount and the Gross Sales, Horizon shall first assign the economic benefit of sales of its own Internet pharmacy business or, if necessary, its retail pharmacy store business to Informed during the next two calendars months in an amount equal to the shortfall of Gross Sales. After such Gross Sales shortfall is met, the Pretax Profit of Informed shall be recalculated for such period (and for this purpose any Pretax Profit attributable to sales allocated to Informed pursuant to this Section 7B shall be deemed to have been earned by Informed during such period). Upon such recalculation, if there remains a shortfall in Pretax Profits for such period, Horizon shall either (i) retroactively reduce the Margin Percentage payable to Horizon hereunder for such period to the minimum extent necessary to (when combined with any additional Pretax Right, generated by the allocation of sales pursuant to clause (ii) hereof) increase the Pretax Profits of Informed for such period to equal the guaranteed amount set forth above, and/or (ii) allocate sales (and the revenues generated therefrom) on its own Internet pharmacy business or, if necessary, its retail pharmacy store business to Informed during the next two calendars months in an amount necessary to (when combined with the effects of any reduction in the margin percentages) reduce such shortfall to zero.

         (d) For the purposes of this Agreement, Informed's Gross Sales for any period means the aggregate gross purchase price of all Merchandise orders processed by or on behalf of Informed during such period, assuming in each instance that the purchase price paid by Informed's customers for such Merchandise is no less than the full retail price charged by Horizon to its customers for the same Merchandise.


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


         (e) For the purposes of this Agreement, Informed's Pretax Profit for any period means the excess of (i) its aggregate Gross Sales for such period over, (ii) any amounts due and owing to Horizon pursuant to Section 4 of this Agreement in connection with such sales.

         The parties hereto agree that the remedies set forth in Sections 7(a),
         (b) and (c) above shall be Informed's sole and exclusive remedy in the event of a shortfall of Gross Sales or Pretax Profits.

8.       DEFAULT AND REMEDIES

A.       Either of the following events shall constitute an "Event of Default":
         (i) failure of either party to make any payments within five (5) days of when due in accordance with the terms of this Agreement shall constitute a default; (ii) any breach by either party of a material non-monetary provision of the Agreement or any other agreement between Informed and Horizon (i.e., a provision not requiring the payment of money), which is capable of being cured and has not been caused by any action or omission of the other party, shall constitute a default if not cured to the reasonable satisfaction of the other party within sixty (60) days after the giving of written notice of such breach by the non-breaching party. Such written notice shall specify the nature of the breach and be accompanied by calculations and other appropriate materials to substantiate the allegation of breach in order for the alleged breach to be verified if necessary.

         Upon default by either party the non-breaching party may, at its option, terminate the Agreement immediately without further notice and pursue any remedy available to it under this Agreement, at law or in equity or any combination thereof.

B.       Either party may, on ten (10) days notice, terminate this Agreement:

         (i) If the other party shall file any petition under any bankruptcy, reorganization, insolvency or moratorium laws, or any other law or laws for the relief of or in relation to the relief of debtors; or

         (ii) If the other party shall file any involuntary petition under any bankruptcy statute or a receiver or trustee shall be appointed to take possession of all or substantial part of the assets of the party which has not been dismissed or terminated within sixty (60) days of the date of such filing or appointment; or

         (iii) If the other party shall make a general assignment for the benefit of creditors or shall become unable or admit in writing its inability to meet its obligations as they mature; or

         (iv) If the other party shall institute any proceedings for liquidation or the winding up of its business other than for purposes of reorganization, consolidation or merger.


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C.       Horizon may terminate this Agreement with no notice if Informed.com fails to make on or before June 12, 2000 the principal and interest, if any, payment due and owing to Horizon pursuant to that certain Promissory Note, dated March 14, 2000, issued by Informed.com to Horizon in the original principal amount of $1,500,000.

D. In the event of a termination hereunder the following continuing obligations and liabilities shall survive termination and remain in full force and effect:

         (i) Liability for any payment due hereunder to the other party at the date of or upon the occurrence of such termination; and

         (ii) Obligations imposed on each party under the Proprietary and Confidentiality Information section set forth below.

9.       PROPRIETARY AND CONFIDENTIAL INFORMATION

A. Any and all accounts, records, books, files, and lists regarding any transaction provided for or contemplated hereunder, shall be confidential and proprietary to the party creating or generating such information. This Agreement, and the terms and conditions hereof, are confidential. The parties expressly agree to maintain such terms and conditions in confidence, and shall take every precaution to disclose the contents of this Agreement only to those employees of each of the parties who have a reasonable need to know such information.

B. Informed and Horizon each acknowledge that, in connection with their respective businesses, they have developed certain operating manuals, symbols, trademarks, trade names, service marks, trade secrets, customer lists, procedures, formulas, and other patented, copyrighted, or legally protected materials which are confidential and proprietary to each of them.

C. Neither party may disclose the terms of this Agreement during the term hereof and for an additional period of twenty-four (24) months following the effective date of expiration or other termination of this Agreement. Furthermore, except upon the prior written consent of the other party, neither party may divulge, disclose, communicate, or use any of the other party's confidential or proprietary information generally described in Subsection A and B above, in any manner or for any purpose, including, without limitation, use in advertising or for promotional materials, except upon the prior written consent of the other party. A party hereto may refuse consent to the use of its confidential or proprietary information for any or no reason. In the event that any such confidential or proprietary information is used during the course of this Agreement it shall retain its confidential and proprietary nature and shall be returned immediately to its owner or destroyed upon termination of this Agreement. Notwithstanding anything herein to the contrary, nothing in this subsection shall require either party to maintain in confidence any information, materials, or data which is in the public domain, enters the public domain through no fault of such party, was in possession of the party prior to being furnished to it by the other, was supplied to the party by a third party or parties lawfully in possession thereof, which is required to be disclosed to the Securities and Exchange Commission or other commission or agency regulating the activities of either party or which the party is required to divulge pursuant to process of any


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


         judicial or governmental body of competent jurisdiction, provided that notice of receipt of such process is given to the other.

10.      FORCE MAJEURE

         If shipping from the Horizon Designated Shipping Center is interrupted or delayed because of strike, lockout, labor dispute, fire or other casualty, or any other reasons beyond the reasonable control of Horizon, Horizon will take such action as may be reasonably necessary, without additional cost or expense to Informed, to maintain service as mutually agreed upon to Informed's customers from an alternate Horizon location. Any adverse effects upon Informed's performance of this Agreement occurring as a result of the events described in this section shall not in any way be considered a breach of this Agreement.

11.      NOTICES

         All notices pertaining to this Agreement shall be delivered in person, sent by certified mail, delivered by air courier, or transmitted by facsimile and confirmed in writing (sent by air courier or certified mail) to a party at the address or facsimile number shown in this Section, or such other address or facsimile number as a party may notify the other party from time to time. Notices delivered in person, and notices dispatched by facsimile prior to 4:00 p.m. and confirmed, shall be deemed to be received on the day sent. All other facsimiles and notices shall be deemed to have been received on the business day following receipt; provided, however, if such day falls on a weekend or legal holiday, receipt shall be deemed to occur on the next business day. Notices may also be transmitted electronically between the parties, provided that proper arrangements are made in advance to facilitate such communications and provide for their security and verification.

         IF TO HORIZON:                        IF TO INFORMED:

         HORIZON Pharmacies Inc.               InformedScripts.com, Inc.
         531 W. Main Street                    c/o Informed.com, Inc.
         Denison, Texas 75020                  4404 Ivy Commons II
                                               Route 250 West
                                               Charlottesville, VA 22903

         Attention:     Rick McCord            Attention:    Michael R. Kerouac
                        President                            President
         Fax:           (903) 465-6769         Fax:          (804) 977-6217

12.      MISCELLANEOUS

A. This Agreement embodies the entire agreement between the parties with regard to the subject matter hereof and supersedes all prior agreements, understandings and representations of the parties with respect to the subject matter hereof. This Agreement may not be modified, supplemented or extended except by a writing signed by both parties.


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B.       Except as provided above in Section 15, neither party shall have any obligation hereunder for failure or delay of performance due to fire, shortage of materials or transportation, government acts, or any other cause beyond its control.

C. Neither party shall have the right to assign this Agreement or any interest therein without the prior written consent of the other party, and any such attempted assignment shall be without effect, except that either party may, without the consent of the other, assign this Agreement to an affiliate of such party and except that this provision shall not be applicable to any corporate reorganization of either party, including but not limited to any merger, reincorporation or sale of a significant portion of either party's assets.

D. This Agreement shall be construed in accordance with the State of Texas without regard to the rules regarding conflict of laws.

E. The failure of either party to enforce at any time or for any period of time any one or more of the provisions thereof shall not be construed to be a waiver of such provisions or of the right of such party thereafter to enforce each such provision.

F. If any federal, state, or local tax currently or in the future (e.g. Minnesota Care Tax) is levied upon Horizon in a jurisdiction where either Horizon or Informed does business and such tax relates or applies to the Merchandise and or any applicable service fees covered by this Agreement (excluding taxes imposed on Horizon's net income), the Cost of prescription drugs or OTC drugs sold pursuant to this Agreement will be increased a corresponding percentage amount.

G. If and to the extent any product discounts, rebates or other purchasing incentives are earned by or granted to Informed and paid by Horizon under this Agreement, then applicable provisions of the Medicare/Medicaid and state health care fraud and abuse/antikickback laws and regulations (collectively, "fraud and abuse laws") may require disclosure of the applicable price reduction on Informed's claims or cost reports for reimbursement from governmental or other third party health care programs or provider plans. Informed agrees to comply with all applicable provisions of the fraud and abuse laws and to indemnify and hold Horizon harmless for any failure on its part to do so.

H. Horizon shall be entitled to set off any delinquent amount owing from Informed to Horizon after either of the five day cure periods referenced in Sections 4.F. and 8.A. against any amount payable at such time by Horizon to Informed, whether arising under this Agreement or otherwise. For purposes of this Section, Informed and Horizon in each case shall include its subsidiaries and affiliates.

I. Whenever possible, each provision of this agreement shall be interpreted so as to be effective and valid under applicable law, but if any provision of this Agreement should be prohibited or invalid under applicable law, such provisions shall be ineffective to the extent of such prohibition or invalidity without invalidating the other of such provision or the remaining provisions of this Agreement. The parties agree to replace any such invalid provision with a new provision which has the most nearly similar permissible economic effect.


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J.       The section headings contained in the Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

K. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed an original instrument, but all such counterparts together shall constitute one agreement.

L. Horizon and Informed agrees to conduct an annual business review of the supply arrangement created by this Agreement ("Annual Review") which shall occur throughout the term hereof during the month immediately preceding the anniversary of the commencement date of this Agreement. The purpose of this Annual Review shall be to allow the parties to discuss then current market conditions or other competitive considerations which are directly related to the parties' existing business relationship and to discuss the appropriateness of an adjustment to the Margin Percentage set forth in Section 4.

                           [SIGNATURE PAGE TO FOLLOW]





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         IN WITNESS WHEREOF the parties have caused this Agreement to be duly executed as of the date and year first written above and the persons signing warrant that they are duly authorized to sign for and on behalf of the respective parties.


HORIZON PHARMACIES INC.                INFORMEDSCRIPTS.COM, INC.

By: /s/ Ricky D. McCord                By: /s/ Ricky D. McCord
   -----------------------------          -----------------------------
   Ricky D. McCord                        Ricky D. McCord
   President                              President



Solely for the purpose of guaranteeing the payment of any amounts due and owing Horizon Pharmacies, Inc. pursuant to Section 4 hereof, the undersigned executes this Agreement as of the date written below.

INFORMED.COM, INC.



By: /s/ Michael R. Kerouac
   -------------------------
   Michael R. Kerouac
   President

Date:  March 14, 2000
     -----------------------




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